Investor Presentation December 2010

This presentation contains forward-looking statements, as defined by Federal Securities
Laws, relating to present or future trends or factors affecting the operations, markets and products of CenterState Banks, Inc. (CSFL). These statements are provided to assist in the understanding of future financial performance. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to CSFL’s most recent Form 10-Q and Form 10-K filed with the Securities
Exchange Commission. CSFL undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this presentation.
Forward Looking Statement

PUTNAM
MARION
CITRUS
SUMTER
HERNANDO
LAKE
ORANGE
PASCO
POLK
HILLSBOROUGH
OSCEOLA
INDIAN RIVER
OKEE-CHOBEE
HENDRY

CSFL

Birmingham
Atlanta
Winston-Salem
Tampa
Winter Haven
Corporate Overview
Headquartered in Davenport, FL
$2.1 billion in assets
$1.7 billion in deposits
Company formed:  June 2000
2 Subsidiary Banks; 54 locations
6 of 14 counties of operation rank in the
top 15 fastest growing counties in Florida

Correspondent banking market

Merger and Corporate Structure
Merger of three national bank subsidiaries completed 12/10/10
Lead bank approximates $1.9 billion of combined total assets and approximately 8%
Tier 1 leverage capital ratio
Remaining Corporate subsidiaries: Valrico State Bank and R4ALL, Inc.
R4ALL subsidiary presently warehousing approximately $29 million classified assets.
Carried at 80% of appraised values
Approximately 22% of classified loans are current
Benefits of new structure includes use of capital, cost efficiency, and development of specialists.
Newly consolidated special asset group comprised of 25 professionals focused on disposition of Legacy Bank assets, and FDIC covered assets.

Source: Raymond James
Carson Medlin
Florida Credit Environment
Florida economy
11.7% unemployment
Florida Real Estate Market
25% of mortgages in Florida are delinquent or in some stage of foreclosure
Florida real estate values continue to decrease. Median price decreased 6% y/y in
September.
Florida’s total NPAs increased in 3Q10;   5 of the 7 Florida regions had increased
NPAs.
Liquidation Approaches
Orderly liquidation
Note sales in wholesale debt market
Repossessed real estate auctions
Negotiated bulk sale

United States
Florida
Source: Florida Agency for Workforce Innovation, Labor Market Statistics Center, Local Area Unemployment Statistics Program, in cooperation with the U.S. Department of Labor, Bureau of Labor Statistics, November 19, 2010

2030
23,811,183
2009
18,750,483
2000
15,982,824
2010
18,772,352

257,800
P-t-T
-47.0%
136,600

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CSFL

Florida Economic Environment

Florida’s April 1 Population United States and Florida Unemployment Rates
(seasonally adjusted)
Median Sales Price of Existing Homes
Source: The Florida Legislature Office of Economic and Demographic Research
Economy Slowly Recovering
Florida growth rates are beginning an expected slow return to more typical levels.  But, drags are more persistent than past events, and it will take years to climb out of the hole left by the recession.
Overall…
The subsequent turnaround in Florida housing will be led by:
Low home prices that begin to attract buyers and clear the inventory
Long-run sustainable demand caused by continued population growth and household formation.
Florida’s unique demographics and the aging of the baby-boom generation.

Amount ($MM)
100
75
50
25
0
4Q09
1Q10
2Q10
3Q10
30 - 89 days past due
90 days and nonaccrual
OREO and repo
NPLs sold - 3Q10

CSFL

Credit Trends 7

27%
45%
12%
9%
7%
Residential Real Estate
Commercial Real Estate
Construction, development, land
Commercial
Consumer

3%
5%
35%
57%
Residential Real Estate
Commercial Real Estate
Construction, development, land
Commercial

CSFL

Loan Portfolio Composition As of September 30, 2010 Excluding Covered Loans $920 Million 8 *After credit mark - 80% FDIC loss share first dollar loss. Covered Loans* $210 Million

Non-Performing Loans
Other Real Estate Owned
$56,399,000 (6.13% of total loans, excluding covered loans)
30% of NPLs are current
76% of legal unpaid loan balance, net of specific reserves
$11,861,000
58% of legal unpaid loan balance at
repossession date
Residential
Real Estate
$16,729K
(102 loans)
Commercial
Real Estate
$26,259K
(52 loans)
Construction,
A&D, & Land
$12,421K
(52 loans)
Commercial
$440K
(17 loans)
Consumer  / Other
$550K
(24 loans)
Commercial
Real Estate
(18)
$5,737K
Mobile Homes
w/ Land
(6)
$151K
Vacant Land
( various acreages)
$1,796K
Single Family Homes
(29)
$3,037K
Residential Lots
(48)
$1,140K
Data as of 9/30/10
Non Performing Loans and OREO
(excluding covered loans and OREO)

FDIC Investments – Consolidation Story
July 16, 2010 – Olde Cypress Community Bank, Clewiston, Florida
August 20, 2010 – Independent National Bank, Ocala, Florida
August 20, 2010 – Community National Bank, Bartow, Florida
1Q 2011 – TD transaction, Palatka, Florida

Capital required to
support acquired
assets at 8%
$12.5 M
$12.4 M
$5.2 M
$9.0M
$39.1 M
July 27, 2010 Capital Raise, net  $32.8 M
Total
January 30, 2009 – Ocala National Bank, Ocala, Florida

Ocala National Bank
Conversion completed 2009, core deposits growing; efficiencies obtained.
Independent National Bank, Ocala
Conversion scheduled for 5/2011; core deposit base stable; efficiencies expected to be realized in 2Q11.
Olde Cypress Community Bank, Clewiston
Conversion scheduled for 7/2011; core deposit base stable; efficiencies expected to be realized 3Q11
Community National Bank, Bartow
Conversion scheduled for 9/2011; core deposit base stable; efficiencies expected to be realized 4Q11
The efficiencies gained from the last three FDIC acquisitions should be approximately
$3million annually compared to present run rate but will not be fully realized until 4Q11
FDIC Investment Performance

TD Bank transaction
Expected to close in 1Q 2011
4 Branches in Putnam County, Florida
$113 Million deposits
Purchase $125 Million of hand-picked
performing loans
Purchase price of performing loans equal to
90% of legal unpaid balance
Loans have a two-year put back period for any loan that becomes 30 days past due or becomes classified pursuant to applicable
regulatory guidelines.
IRR anticipated to exceed 20%
Capital required to support acquired assets at 8%:   $9 million

Current Events
$75 million of AFS securities sold during 4Q10; pre-tax gain of $3.4 million.
Modest profit anticipated 4Q10; PTPP income continues to be healthy
Correspondent Banking Division – expected 4Q earnings in line with 1Q and 2Q
Modest increase in NPAs expected in 4Q10.
OREO auction held in 4Q10; approximately $2.4 million sold; recognized loss on sale of approximately $500K.
The Bank continues to evaluate a number of FDIC transactions and anticipates to be an active bidder in 2011.  A larger transaction may require a contingent capital raise.
Three largest subsidiary banks combined into one bank during December creating cost efficiencies and better utilization of capital.
In uncertain times, management’s approach is to maintain a Tier 1 leverage ratio approximating
10% at the company level.  As the economy and real estate markets improve, and we enter into a more normal environment, we would expect to reduce this ratio to approximately 8%.